EXHIBIT 3.78

ARTICLES OF INCORPORATION

OF

APPLIED COMMUNICATION SYSTEMS, INC.

I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Wisconsin Business Corporation Law (Chapter 180 of the Wisconsin Statutes), adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is: APPLIED COMMMUNICATION SYSTEMS, INC.

SECOND: The period of existence shall be perpetual.

THIRD: The purpose or purposes for which the corporation is organized are: To sell voice and data communication facilities and services including communication consulting services; and To engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law (Chapter 180 of the Wisconsin Statutes).

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one hundred (100) with no par value.

FIFTH: The number of directors shall be such number as is fixed from time to time by, or in the manner provided in, the bylaws.

SIXTH: The address of the initial registered office of the corporation is 2777 South Ridge Road, Green Bay, WI 54306, and the name of its initial registered agent at such address is Don Detampel.

SEVENTH: The name and address of the incorporator is:

NAME	ADDRESS
John R. Patterson	P. O. Box 2545

Attorney at Law	Green Bay, WI 54306

EIGHTH: These articles may be amended in the manner authorized by law at the time of amendment.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of October 1982.

/s/ John R. Patterson
John R. Patterson
Attorney-at-Law
Incorporator

STATE OF WISCONSIN )
) SS:
COUNTY OF BROWN )

Personally came before me this 14th day of October A.D. 1982, the above named JOHN R. PATTERSON to me known to be the person(s)who executed the foregoing instrument, and acknowledged the same.

/s/ Notary Public

STATE OF WISCONSIN

SECRETARY OF STATE

Resolved, That The first Article of the Articles of Incorporation shall be amended to read as follows:

“Article 1. The name of the corporation is Schneider Communications, Inc.

The undersigned officers of APPLIED COMMUNICATION SYSTEMS, INC., a Wisconsin corporation with a registered office in Brown County, Wisconsin, CERTIFY:

l(A) The foregoing amendment of the articles of incorporation of said corporation was consented to in writing by the holders of all shares entitled to vote with respect to the subject matter of said amendment duly signed by said shareholders or in their names by their duly authorized attorneys.

Executed on this 7th day of October 1983.

/s/ Donald F. Detampel
Donald F. Detampel
President

/s/ Lawrence A. Link
Lawrence A. Link

AMENDMENT TO ARTICLES OF INCORPORATION

OF

SCHNEIDER COMMUNICATIONS, INC.

Pursuant to the consent of the sole shareholder and Board of Directors of SCHNEIDER COMMUNICATIONS, INC., a Wisconsin corporation, and in accordance with Section 180.1003 of the Wisconsin Statutes, the following resolution was duly adopted on August 8, 1995:

BE IT RESOLVED, that the Articles of Incorporation of Schneider Communications, Inc., be, and they hereby are, amended by deleting the first article thereof and inserting in its place the following:

FIRST: The name of the corporation is “Frontier Communications of the Great Lakes, Inc.”

Executed in duplicate this 8th day of August, 1995.

SCHNEIDER COMMUNICATIONS, INC.

By:	/s/ Robert D. Conway
Robert D. Conway
Secretary & Treasurer

ARTICLES OF AMENDMENT

Stock (for profit)

A. Name of Corporation: Frontier Communications of the Great Lakes, Inc.

Text of Amendment:

“FIRST: The name of the corporation is Frontier Telemanagement, Inc.”

B. Amendment(s) to the articles of incorporation adopted on 7/15/96.

Indicate the method of adoption by checking the appropriate choice below:

(x) By the Board of Directors ([n accordance with sec. 180.1002, WIs. Stats.)

C. Executed on behalf of the corporation on July 19, 1996.

/s/ Barbara J. LaVerdi
Barbara J. LaVerdi
Assistant Secretary

D. This document was drafted by Karen J. Cronk 180 South Clinton Ave., Rochester, NY 14646

ARTICLES OF AMENDMENT

Stock (for profit)

A. Name of Corporation: Frontier Telemanagement, Inc.

Text of Amendment (Refer to the existing articles of incorporation and instruction A.

Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

“RESOLVED, THAT, the articles of incorporation be amended as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) with no par value.

B. Amendment(s) adopted on 6/16/98.

Indicate the method of adoption by checking the appropriate choice below:

(x) In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

C. Executed on behalf of the corporation on June 16, 1998.

/s/ Barbara J. LaVerdi
Barbara J. LaVerdi
Assistant Secretary

D. This document was drafted by Karen J. Cronk 180 South Clinton Ave., Rochester, NY 14646

ARTICLES OF AMENDMENT

Stock (for profit)

A. Name of Corporation: Frontier Telemanagement Inc. (prior to any changes effected by this amendment)

Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

“RESOLVED, THAT, the articles of incorporation be amended as follows:

FIRST: The name of the corporation is GLOBAL CROSSING TELEMANAGEMENT, INC.

B. Amendment(s) adopted on August 10, 1999.

Indicate the method of adoption by checking the appropriate choice below:

(x) In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

C. Executed on behalf of the corporation on September 22, 1999.

/s/ Barbara J. LaVerdi
Barbara J. LaVerdi
Assistant Secretary

D. This document was drafted by Karen J. Cronk 180 South Clinton Ave., Rochester, NY 14646